                                                                    Exhibit 10.3


                             MASTER LEASE AGREEMENT

                                OLP HAUPPAUGE LLC

                                  - LANDLORD -

                         L-3 COMMUNICATIONS CORPORATION

                                   - TENANT -


                                DECEMBER 28, 2000

            LEASE dated as of December 28, 2000, between OLP Hauppauge LLC, a New York limited company having an address at 60 Cutter Mill Road, Great Neck, NY, 11021, as Landlord, and L-3 Communications Corporation, a Delaware corporation, having an address at 600 Third Avenue, 34th Floor, New York, NY 10016, as Tenant, of premises known as 435 Moreland Road, Hauppauge, New York.

            WHEREAS, pursuant to a sale leaseback transaction, Landlord has this date acquired that certain parcel of land containing approximately 17.4 acres (the "Land" or "Building") together with the improvements thereon (the "Building" or the "Improvements") all commonly known as the 435 Moreland Road, Hauppauge, New York and more particularly described on Exhibit A (collectively, any of the "Demised Premises", the "Premises", the "Property" or the "Real Property"); and

            WHEREAS, as a condition to Landlord's acquisition of the Demised Premises and of Tenant's disposition of the Demised Premises, Landlord now desires to lease the Demised Premises to Tenant and Tenant now desires to lease the Demised Premises from Landlord all upon the terms and conditions herein set forth.

            NOW, THEREFORE, in consideration of the mutual premises herein set forth, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1

                        Demised Premises and Parking Area

            Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises outlined in red and shown on the plan annexed hereto as Exhibit A, with all the appurtenances belonging thereto, containing an aggregate area of approximately 149,870 square feet, the legal description of which is set forth on Exhibit I annexed hereto.

            Condition of the Premises. Tenant expressly understands and agrees and acknowledges that Landlord would not have entered this Lease or acquired the Demised Premises without the express provisions of this Article 1. It is understood that the Demised Premises and all improvements and fixtures (including, without limitation, the Building) shall be delivered "AS IS" in their present condition and with all faults. Landlord shall not be liable for any latent or patent defects in the Demised Premises. Tenant acknowledges that neither Landlord nor any of its representatives, employees, officers, directors, shareholders, trustees, members, partners, counsel or agents has made (and Landlord hereby disclaims) any representations or warranties, express or implied, as to the physical condition, state of repair, tenancy, income, expenses or operation of the Demised Premises. Tenant acknowledges that it has not relied on any representations, warranties or "broker set-ups" in its decision to lease the Demised Premises in accordance with the terms hereof and also acknowledges that Tenant is intimately familiar with the Demised Premises due to its previous ownership of same.

            In particular, except as herein specifically set forth, Landlord is unwilling to make any representations or warranties in respect of (i) the physical condition of the Demised Premises (including, without limitation, in respect of the presence, non-presence or condition of hazardous, toxic or other environmentally sensitive materials or substances), (ii) the compliance or non-compliance of the Demised Premises with applicable laws (including, without limitation, those relating to the protection of the environment or the safety of employees or workers), (iii) the revenues, income or expenses of the Demised Premises, (iv) the adequacy or inadequacy of the utilities, if any, provided to the Demised Premises, (v) the zoning of the Demised Premises or (vi) any other matter concerning the Demised Premises. Tenant acknowledges the foregoing and warrants and represents that it (or its principal officers if Tenant shall be an entity) has had sufficient time and opportunity to inspect the Demised Premises and other matters deemed important to Tenant, that it (or its principal officers if Tenant shall be an entity) is experienced in owning real property similar to the Demised Premises and that it is represented by advisors and counsel of its choosing and that Tenant is intimately familiar with the Demised Premises due to its previous ownership of same.

                                    ARTICLE 2

                                 Term of Lease

            A. The original term of this Lease (hereinafter the "Original Term") shall commence on the "Commencement Date" (as defined in paragraph B of this Article) and shall expire at midnight on the date which is fourteen (14) years after the day before the Commencement Date, subject to extension pursuant to Article "3" hereof ("Expiration Date"). The term "Lease Year" shall be deemed to mean each successive period of twelve (12) full months following the Commencement Date.

            B. The Commencement Date shall be December 28, 2000.

                                    ARTICLE 3

                                Options to Extend

            Provided Tenant is not in default beyond any applicable grace or cure period of any of its obligations under the Lease at the time it exercises its option, Tenant shall have the right, provided (i) this Lease has not been terminated pursuant to the provisions of this Lease or otherwise, and (ii) in respect of any extended term after the first extended term, this Lease has been extended for the prior extended term, to elect to extend the term of this Lease for three (3) terms of five (5) years (each such term being hereinafter called "Extended Term"), each Extended Term to be upon the same terms, covenants and agreements as in this Lease provided, except Tenant shall have no further right to extend the term of this Lease for any period beyond the expiration of the third Extended Term. If Tenant so elects to extend the term of this Lease, Tenant shall give written notice to Landlord of such election at least twelve months prior to the date of expiration of the Original Term or any Extended Term, as the case may be.

            (b) The option may be exercised only by Tenant giving written notice to Landlord of Tenant's said option by certified mail, return receipt requested, not less than twelve (12) months prior to the Expiration Date of the Original Term or of any Extended Term (the "Exercise Notice"). If Tenant shall not give Landlord the Exercise Notice at the time and in the manner set forth herein, the option shall terminate and be deemed waived by Tenant. Time is of the essence as to the date for the giving of each Exercise Notice.

            (c) Notwithstanding the foregoing provisions of this Article 3, if on the date that Tenant exercises the option, or if on any subsequent date up to and including the date upon which the extension of the Term commences, Tenant is in default, beyond any applicable notice and grace periods, in the payment of Minimum Annual Rent or additional rent hereunder, or any other term or condition of this Lease, Tenant's exercise of the Option and the extension of the Term contemplated thereby shall, at the option of Landlord exercised by written notice to Tenant, be rendered null and void and shall be of no further force and effect and Tenant shall have no other additional right to exercise such Option, which shall be deemed waived by Tenant.

            (d) If Tenant exercises the Option, then, at Landlord's request, Tenant agrees within fifteen (15) business days after request is made, to execute, acknowledge and deliver to Landlord an instrument in form and substance satisfactory to Landlord, confirming (i) the fixed annual rent payable under this Lease, (ii) the expiration date of the term, and (iii) the other modifications provided for in this Article 3, but no such instrument shall be required in order to make the provisions hereof effective.

                                    ARTICLE 4

                Covenant to Pay Fixed Rent or Minimum Annual Rent

            A. Fixed Rent

         Subject to the provisions of this Article, Tenant agrees to pay to Landlord, during the Original Term and any Extended Term, in equal monthly installments in advance without prior demand and without any set off or deduction whatsoever on the first day of each calendar month at the address of Landlord as hereinabove set forth or such other address as Landlord may designate, Minimum Annual Rent ("Fixed Rent or Minimum Annual Rent" ) as follows:

TERM                                FIXED MONTHLY                               MINIMUM ANNUAL
                                       RENT                                        RENT

12/28/2000 - 12/31/2001             $123,333.33                                 $1,480,000.00
1/1/2002 - 12/31/2002               $126,416.66                                 $1,517,000.00
1/1/2003 - 12/31/2003               $129,577.08                                 $1,554,925.00
1/1/2004 - 12/31/2004               $132,816.50                                 $1,593,798.00
1/1/2005 - 12/31/2005               $136,136.91                                 $1,633,643.00
1/1/2006 - 12/31/2006               $139,540.33                                 $1,674,484.00
1/1/2007 - 12/31/2007               $143,028.83                                 $1,716,346.00
1/1/2008 - 12/31/2008               $146,604.58                                 $1,759,255.00
1/1/2009 - 12/31/2009               $150,269.66                                 $1,803,236.00
1/1/2010 - 12/31/2010               $154,026.41                                 $1,848,317.00
1/1/2011 - 12/31/2011               $157,877.08                                 $1,894,525.00
1/1/2012 - 12/31/2012               $161,824.00                                 $1,941,888.00
1/1/2013 - 12/31/2013               $165,869.58                                 $1,990,435.00
1/1/2014 - 12/31/2014               $170,016.33                                 $2,040,196.00

FIRST OPTION TERM                   FIXED MONTHLY                               MINIMUM ANNUAL
                                       RENT                                         RENT

1/1/2015 - 12/31/2015               $174,266.75                                 $2,091,201.00
1/1/2016 - 12/31/2016               $178,623.41                                 $2,143,481.00
1/1/2017 - 12/31/2017               $183,089.00                                 $2,197,068.00
1/1/2018 - 12/31/2018               $187,666.25                                 $2,251,995.00
1/1/2019 - 12/31/2019               $192,357.91                                 $2,308,295.00

SECOND OPTION TERM                   FIXED MONTHLY                               MINIMUM ANNUAL
                                       RENT                                         RENT

1/1/2020 - 12/31/2020               $197,166.83                                 $2,366,002.00
1/1/2021 - 12/31/2021               $202,096.00                                 $2,425,152.00
1/1/2022 - 12/31/2022               $207,148.41                                 $2,485,781.00
1/1/2023 - 12/31/2023               $212,327.16                                 $2,547,926.00
1/1/2024 - 12/31/2024               $217,635.33                                 $2,611,624.00

THIRD OPTION TERM                   FIXED MONTHLY                               MINIMUM ANNUAL
                                       RENT                                         RENT

1/1/2025 - 12/31/2025               $223,076.16                                 $2,676,914.00
1/1/2026 - 12/31/2026               $228,653.08                                 $2,743,837.00
1/1/2027 - 12/31/2027               $234,369.41                                 $2,812,433.00
1/1/2028 - 12/31/2028               $240,228.66                                 $2,882,744.00
1/1/2029 - 12/31/2029               $246,234.41                                 $2,954,813.00

            The parties acknowledge and agree that this Lease is and is intended to be a triple net lease and the parties hereto intend that Landlord shall receive all Minimum Annual Rent and all additional rent payable hereunder free and clear of any and all liability or responsibility of Landlord for impositions, taxes, liens, charges or expenses, offsets, or similar deductions of any nature whatsoever. Tenant shall pay all costs, expenses and damage which are attributable to Tenant or the ownership, use or possession of the Demised Premises and which, except for the execution of this Lease, would have been chargeable against the Demised Premised or otherwise payable by the Landlord. Tenant understands and agrees that Landlord is to have no obligation whatsoever under this Lease or otherwise in respect of the repair, operation, maintenance and/or replacement of the Demised Premises or for the quality or compliance with applicable law of its construction (or in either case, the lack thereof) with all such obligations being those of the Tenant, at its sole cost and expense.

            Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for the Landlord's income taxes, debt service attributable to any mortgage, deed of trust or other instrument, nor any depreciation.

                                    ARTICLE 5

                                Use and Occupancy

            A. Tenant expressly covenants, represents, warrants and agrees that it shall use and occupy the Demised Premises for executive offices, manufacturing, assembly and storage of electronic and communications equipment and uses incidental thereto, and any other lawful use. Tenant is prohibited from using the Demised Premises for any other purposes.

                                    ARTICLE 6

                                 Additional Rent

         A. Any and all sums due under this Lease from Tenant to Landlord (other than the Minimum Annual Rent) shall be deemed additional rent. A failure to pay additional rent shall have the same effect and shall be treated identically to a failure to pay Fixed Rent as all such sums are hereby considered "rent".

         B. Except as otherwise specifically noted in A above, Tenant will pay or cause to be paid when due and payable all real estate taxes, sales taxes, rent taxes, assessments (including, but not limited to, all assessments for public improvements or benefits and any payable in installments shall nonetheless be paid at once), liens, water and sewer rates, common area maintenance charges, charges or expenses due under any Restrictions (hereafter defined), vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Demised Premises, charges for public or private utilities, license permit fees, inspection fees and other governmental levies or payments, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen as well as foreseen, which at any time may be assessed, levied, confirmed, imposed or which may become a lien upon the Demised Premises or any portion thereof, or which are payable with respect thereto, or upon the rents, issues, income or profits thereof, or on the occupancy, operation, use, possession or activities thereof, whether any or all of the same be levied directly or indirectly or as excise taxes or as income taxes, and all taxes, assessments or charges which may be levied on this Lease, or the interest thereon. Tenant will deliver to Landlord, within fifteen (15) days of any such payment, copies of official receipts or other satisfactory proof evidencing such payments.

            C. The obligations of Tenant to pay all Minimum Annual Rent, additional rent and other sums hereunder, and all other obligations of Tenant under this Lease, are independent, unconditional covenants and are not dependent upon performance by Landlord of its obligations and covenants hereunder, if any.

                                    ARTICLE 7

                             Repairs and Maintenance

            A. Tenant agrees that Landlord shall have no obligation whatsoever in respect of the repair, operation, maintenance, compliance and/or replacement of the Demised Premises and it is Tenant's obligation, at Tenant's sole cost and expense, to repair, operate, maintain and/or replace all and every part of the Demised Premises or Building. In particular, without implied limitation:

            B. Tenant shall, at its sole cost and expense, continuously cause the repair, maintenance, operation and/or replacement of the Demised Premises to keep same in good order and repair and in such a fashion as is consistent with prior practice of Tenant, and, at its sole cost and expense, will promptly make or cause to be made all necessary and appropriate repairs, replacements and renewals thereof, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. All repairs, replacements and renewals shall be at least equal in quality and class to the original Improvements. Tenant's obligation to repair shall include the obligation to rebuild in the event of destruction however caused. The Minimum Annual Rent and any additional rent shall not be reduced and Landlord shall not be liable under any circumstances for a loss of or injury to property, loss of profits, or for injury to or interference with Tenant's business arising from or in connection with the condition of the Demised Premises (including without limitation due to latent defects) or by virtue of Tenant's failure to make any repairs, maintenance, alterations or improvements in or to any portion of the Demised Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby irrevocably waives and releases its right to make repairs at Landlord's expense under any applicable law, statute, or ordinance now or hereafter in effect.

            C. Tenant shall keep the Demised Premises in good and sanitary condition and repair at Tenant's sole cost and expense including, without limitation, snow removal, cleaning and rubbish removal. Should any law, standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such laws, standards or regulations.

            D. Tenant acknowledges and agrees that Landlord has never occupied or operated at the Demised Premises and that Landlord acquired the Demised Premises directly from Tenant (who constructed or had constructed the Improvements on the Demised Premises) and Tenant hereby agrees to undertake all of the maintenance, repair, compliance and replacement responsibilities at the Demised Premises regardless of how or when such responsibilities arise or arose.

            E. Tenant shall be solely responsible, at is sole cost and expense, to make the Demised Premises safe and secure for any all persons at the Demised Premises and Tenant shall obtain and provide such services including without limitation fire prevention, fire detection, sprinklers, alarm and security including guards as is necessary or appropriate to make the Demised Premises safe and secure.

                                    ARTICLE 8

                                   Alterations

            Tenant is permitted to make non-structural interior alterations (as hereinafter defined) to the Demised Premises without Landlord's consent and without the submission of plans and specifications; provided, however, in the event any such Alteration which is non-structural in nature requires an application for a building permit to be signed by Landlord or its authorized representative, Tenant shall, in each instance, first obtain Landlord's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed. Notwithstanding the foregoing, in the event the named Tenant herein desires to make structural alterations to the Demised Premises, whether or not a permit is required, Tenant shall in each instance first obtain Landlord's prior written consent which consent shall not be unreasonably conditioned, withheld or delayed.

            The term "Alteration" as used in this Lease shall mean any decoration, improvement, addition, change, installation or work of, in, or to the Demised Premises, including, without limitation, any of such involving electrical, air conditioning, ventilation, heating, plumbing, ceilings, stairways, partitions, demising walls within the Demised Premises, doors, gates, vaults, radiators, enclosures, and whether or not the same are made in connection with the repair, replacement or addition to trade fixtures or similar machinery and equipment.

            In connection with any Alterations (other than decorative Alterations or Alterations that do not require a building permit), Tenant shall:

            A. Take out and maintain in force (and require its Contractors and subcontractors to take out and maintain in force) Workers Compensation Insurance, and public liability insurance in the amounts mentioned in Article 10 hereof, naming Landlord as an additional insured, and deliver certificates of all such insurance to Landlord prior to the commencement of any Alteration. The policy shall require thirty (30) days written notice to Landlord prior to cancellation or modification.

            B. Submit in advance for Landlord's approval, which approval shall not be unreasonably conditioned, withheld, or delayed all plans and specifications to be used in connection with any structural Alteration. Any such plans and specifications shall be approved by any governmental, municipal, or other authority having jurisdiction, and Tenant shall deliver to Landlord promptly after receipt thereof, copies of such written approval of such department or governmental authority.

            C. Perform all Alterations in a good workmanlike manner, fully completed, free of all liens and encumbrances and in accordance with all applicable laws, rules and regulations but nothing herein shall be construed to prohibit Tenant from leasing, conditionally acquiring or granting a lien in any of Tenant's equipment or trade fixtures. Tenant shall be responsible for the proper maintenance of all of the Alterations performed by or on behalf of Tenant in the Demised Premises.

            D. During the progress of the Alterations to be done by the Tenant hereunder, said Alteration shall be subject to inspection by representatives of the Landlord who shall be permitted access and the opportunity to inspect at all reasonable times upon prior reasonable notice and compliance with Tenant's security regulations.

            E. Tenant shall proceed with all Alterations promptly and shall prosecute the same to completion with reasonable diligence and continuity.

            F. Tenant shall, at its sole expense, obtain all required consents, authorizations and licenses from all federal, state and/or municipal authorities having jurisdiction over any of the Alterations. All the Alterations shall be done in accordance with the plans and specifications, and the consents, authorizations and licenses obtained. All Alterations shall be performed in compliance with the provisions of law and regulations applicable thereto. Landlord shall cooperate with Tenant in the obtaining of any and all necessary permits, authorizations and governmental approvals.

            G. Tenant will indemnify and save Landlord, its agents or employees, harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and from and against any and all liens, bills or claims therefor or against the Demised Premises or the building containing the same and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with any such Alteration, including, without limitation, any liability or charge for sales or other taxes imposed or demanded for labor or materials in connection therewith.

                                    ARTICLE 9

                                      Liens

            Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge to be filed against the Demised Premises as a result of any materials provided to or work performed by or on behalf of Tenant including any Alterations made to the Demised Premises. If a lien, encumbrances or charge is filed, the Tenant shall, within twenty (20) days from the date of filing, cause the lien to be vacated by payment or by filing the requisite bond and shall hold the Landlord harmless against the lienor's claim. The Tenant shall defend for its own account and for the account of the Landlord, at Tenant's expense, any action or proceeding brought to compel payment of the lienor's claim and, in the event of a final judgment in the lienor's favor, shall, without delay, satisfy the judgment and cause a satisfaction to be recorded and the lis pendens, if any, vacated.

                                   ARTICLE 10

                                    Insurance

            Indemnification. Landlord shall not be liable for and Tenant hereby relinquishes any claims against Landlord (and the lessor or lessors under all ground or underlying leases and the holder of any mortgage or deed of trust encumbering Landlord's interest in the Demised Premises and all of their shareholders, members, partners, officers, directors, trustees, employees, agents or representatives (collectively, "Landlord's Affiliates")) for damage to any property, illness or death of any person in, upon, or about the Demised Premises arising at any time and from any cause whatsoever other than damages proximately and solely caused by reason of the active negligence or willful misconduct of Landlord or its agents and employees. Tenant shall indemnify, defend, and protect Landlord and Landlord's Affiliates, and hold Landlord and Landlord's Affiliates harmless from any and all loss, cost, damage, expense and liability (including without limitation court costs and attorneys' fees) incurred in connection with or arising from any cause in, on or about the Demised Premises, including, without limiting the generality of the foregoing:
(i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Demised Premises by any party; (iii) the condition of the Demised Premises or any occurrence or happening an the Demised Premises from any cause whatsoever; or (iv) any acts, omissions or negligence of any party in, on or about the Demised Premises or the Real Property, either prior to, during or after the expiration of the Lease Term, including, without limitation, any acts, omissions or negligence in the making or performance of any alterations. Tenant further agrees to indemnify and save harmless Landlord and Landlord's Affiliates, from and against any and all loss, cost, liability, damage and expense including, without limitation, attorneys' fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence or otherwise at, on or about the Demised Premises. The provisions of this Article 10 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

            Fire and Casualty. Tenant shall maintain, at its sole cost and expense, with insurers approved by Landlord (a) insurance with respect to the Demised Premises against loss or damage by perils customarily included under standard "all-risk" policies, in amounts sufficient to prevent Mortgagor or Mortgagee from becoming a co-insurer of any partial loss under the applicable policies, but in any event in an amount not less than 100% of the then full insurable value (with an actual replacement value endorsement) of the Demised Premises, as determined at Tenant's expense by the insurer or insurers or by an expert approved by Landlord, (b) explosion insurance in respect of any steam and pressure boilers and similar apparatus located in the Property in such amounts as are usually carried by persons operating similar properties in the same general locality, but in any event in an amount not less than $10,000,000, (c) flood and earthquake hazard insurance, (d) worker's compensation insurance to the full extent required by applicable law for all employees of Tenant engaged in any work on or about the Demised Premises and employer's liability insurance with a limit of not less than $1,000,000 for each occurrence, (e) business interruption insurance in an amount equal to the loss of gross earnings and rental value and the extra expense that could result from the cessation of the business conducted by Tenant at the Demised Premises for a period of at least 24 months due to loss or damage resulting from any of the risks referred to in the clauses (a) through (d), which business interruption insurance may be subject to a deductible (or an exclusion) not exceeding the first five days following each loss, and (f) all-risk builders' risk insurance with respect to the Demised Premises during any period in which there is any construction occurring at the Demised Premises, against loss or damage by fire and such other risks, including vandalism, malicious mischief and sprinkler leakage, as are included in so-called "extended coverage" clauses at the time available with respect to similar property, in an amount not less than 100% of the then full insurable value (with an actual replacement value endorsement) of the Demised Premises.

            Tenant Insurance. Tenant shall obtain and maintain throughout the Lease Term, at its sole cost and expense, a policy or policies of standard fire, extended coverage and special extended coverage insurance ("All Risks"), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage in an amount equal to the full replacement value new without deduction for depreciation of all fixtures, furniture and leasehold improvements installed in the Building and all alterations and additions thereto, and replacement cost insurance on all plate or tempered glass in or enclosing the Demised Premises.

            Liability Insurance. Tenant shall obtain and maintain throughout the Lease Term, and at its sole cost and expense, comprehensive general liability insurance, including public liability and property damage insurance in the amount of no less than Ten Million Dollars ($10,000,000) per person and Ten Million Dollars ($10,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Demised Premises including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance of Tenant of the indemnity agreements set forth in this Article. Provided however, insurance required hereunder for contractors and subcontractors shall be in such commercially reasonable amounts as Landlord shall reasonably determine.

            Environmental Insurance. (a) Tenant shall obtain and maintain throughout the Original Term, any Extended Term and for three (3) years following the end of the later to occur of the expiration of the Original Term or an Extended Term, at its sole cost and expense, a pollution liability insurance policy (the "Environmental Policy") in form and substance at least equal to that currently maintained by Tenant pursuant to Policy # PLS8086867, Pollution Legal Liability Select Policy, issued by Commerce and Industry Insurance Co., with a coverage limit of $10,000,000 per occurrence (the "Existing Environmental Policy").

            (b) Tenant shall use its best efforts to have the Landlord identified as a named insured on the Existing Environmental Policy and any subsequently issued Environmental Policy. In the event Tenant using its best efforts cannot have Landlord so named, Tenant shall have Landlord named as an additional insured on the Existing Environmental Policy and any subsequently issued Environmental Policy.

            (c) In the event Landlord becomes an additional insured, Tenant shall use its best efforts to have the insurance carrier delete paragraph 2 of Endorsement 8 to the Existing Environmental Policy and shall thereafter use its best efforts to have similar provisions deleted from any subsequently issued Environmental Policy.

            Additional Insurance. Tenant shall carry and maintain during Lease Term, at its sole cost and expense, such other types of insurance coverage and in such amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord or its lender or ground lessor, including, but not limited to, workers' compensation, automobile, liquor liability, and business interruption insurance which shall cover a minimum of two (2) years of business interruption.

            Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party which Landlord specifies, as a named insured including without limitation one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Demised Premises or the ground or underlying lessors of the Land, or any portion thereof; (ii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord or Landlord's Mortgagees and licensed to do business in the State(s) in which the Demised Premises is located; (iii) be primary insurance as to all claims thereunder and that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant; (iv) provide that said insurance shall not be cancelled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any lender or ground lessor of Landlord's;
(v) contain a cross liability endorsement or severability of interest clause acceptable to Landlord; and (vi) shall not have a deductible in excess of $250,000.00. To the extent that Landlord carries liability insurance on the Premises and the Real Property, and Tenant has an insurable interest thereunder over and above the insurance coverage that it is required to maintain under this
Article 10, Landlord shall attempt to name Tenant as an additional insured thereunder, as its interest may appear, so long as such naming will not have any effect on Tenant's obligations under this Article 10 or the nature, effect or extent of the insurance coverage required to be maintained hereunder by Tenant. Tenant shall, at Tenant's sole cost and expense, comply with all insurance company requirements pertaining to the Demised

Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Landlord shall be entitled to increase any or all of the minimum insurance coverages provided for in this Lease to such higher amounts as Landlord shall deem, in its good faith determination, to be appropriate.

            Subrogation. Tenant agrees to have its insurance company(ies) issuing property damage insurance waive any rights of subrogation that such company(ies) may have against Landlord.

            Delivery of Policies, etc. Tenant will deliver, or cause to be delivered, to Landlord, on or before the Commencement Date and thereafter no later than 30 days prior to the expiration of any policy a binder or certificate of the insurer evidencing the replacement thereof and not later than 15 days prior to the expiration of such policy, (a) the original or true copies of all policies or certificates evidencing all insurance required to be maintained under this Article 10 together with certificates of insurance and a letter from an insurance broker or agent satisfactory to Landlord to the effect that the insurance policies maintained by Tenant comply with the terms of this Lease, and
(b) evidence as to the payment of all premiums due thereon (with respect to public liability insurance policies, all installments for the current year due thereon to such date), provided that Landlord shall not be deemed by reason of its custody of such policies to have knowledge of the contents thereof. Tenant will also deliver to Landlord, promptly upon request, a certificate of a principal of Tenant (a "Compliance Certificate") setting forth the particulars as to all such insurance policies and certifying that the same comply with the requirements of this Article, that all premiums due thereon have been paid and that the same are in full force and effect. Tenant will also deliver to Landlord an original copy (or true copy) of the new policy or a certificate evidencing such new policy. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, following 5 business days notice to Tenant procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent within thirty
(30) days after delivery to Tenant of bills therefor.

            Separate Insurance. Tenant will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 10.

                                   ARTICLE 11

                               Emergency Lighting

            A. Tenant shall designate, to the extent required by law, each exit from the Demised Premises with an illuminated sign.

            B. Tenant shall, at its sole cost and expense, to the extent required by law, have sufficient emergency lighting to illuminate the Demised Premises and to comply with all laws, rules and regulations of governmental agencies and Landlord's and/or Tenant's insurance companies.

                                   ARTICLE 12

                                     Broker

            The parties warrant and represent to each other that they have consulted no broker in connection with this transaction other than Ron Parr. Tenant agrees to hold the Landlord harmless for any claims made by any other broker, and all costs, expenses and liabilities incurred by Landlord in connection therewith, including attorneys' fees and expenses, resulting from the breach of Tenant's representations hereunder. Tenant shall pay commissions due Ron Parr pursuant to a separate agreement.

                                   ARTICLE 13

                                  Force Majeure

            If any of the following ("force majeure") shall occur: (i) strike, lockout or labor dispute; (ii) inability to obtain labor and materials, or reasonable substitutes therefore; (iii) acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty; or (iv) matters beyond the reasonable control of the parties obligated to perform, and, as a result of any such event, either party hereto shall fail to perform punctually any obligation of this Lease, except the payment of Fixed Rent and additional rent within the period set forth in this Lease for performance, then such time for performance shall be extended for the period equal to the duration of the delay caused by such event, but such party shall punctually perform the obligations of this Lease as soon as practicable after the reason for such delay has ceased.

                                   ARTICLE 14

            Governmental Approvals and Compliance with Laws

            Tenant, at its sole cost and expense, will comply, or cause compliance with:

            (a) all provisions of any insurance policy covering or applicable to the Demised Premises or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the New York Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Demised Premises or any part thereof or any use or condition of the Demised Premises or any part thereof;

            (b) all laws, statutes, codes, acts, ordinances, orders, permits, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, those relating to the protection of the environment and the Americans with Disabilities Act) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, which now or at any time hereafter may be applicable to the Demised Premises or any part thereof, or any of the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, or any use or condition of the Demised Premises or any part thereof (collectively, "Legal Requirements");

            (c) all restrictions, easements, reciprocal easement agreements and covenants now or hereafter of record and affecting all or any portion of the Demised Premises (collectively, "Restrictions"); and

            (d) the provisions of any underlying or ground lease or mortgage or deed of trust now or hereafter affecting all or any portion of Landlord's interest in the Demised Premises.

The Tenant's obligation, at its sole cost and expense, to comply with the provisions of (a)-(d) above is absolute and is regardless whether or not compliance therewith shall require structural changes or replacements in or interference with the use and enjoyment of the Demised Premises or any part thereof and whether or not such compliance could be foreseen or is unforeseen, ordinary or extraordinary. Tenant's obligations shall include any defects or other items that may need correction as of the date hereof or which may have resulted from defective construction or design of the Demised Premises.

            Tenant's obligations under this Lease to comply with Legal Requirements shall not include compliance with Legal Requirements relating to employment practice.

            Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Minimum Annual Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises.

Accordingly, if any installment of Minimum Annual Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days of the date due following written notice, then (and without prejudice to Landlord's rights and remedies in respect of such default) Tenant shall pay to Landlord a late charge equal to five percent (5%) of such amount overdue plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The late charge shall be deemed additional rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the five percent (5%) late charge described above, any rents or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest until paid at a rate per annum equal to the lesser of the prime rate as announced from time to time in the Wall Street Journal (the "Prime Rate") plus seven percent (7%) per annum or the highest rate permitted by applicable law. If such Prime Rate is no longer published, Landlord shall have the right to substitute a replacement index that in Landlord's good faith determination is reasonably similar to the Prime Rate.

            In the event the Landlord does not commence any proceedings to review or contest any real estate taxes, rent taxes, or other sums due pursuant to this Article on or before sixty (60) days prior to the expiration of the period within which to institute such proceeding, Tenant may, at Tenant's sole cost and expense, undertake such proceedings to review or contest any such tax or assessment as it deems necessary in its name or in the name of the Landlord, and Landlord agrees to cooperate with Tenant and to execute any and all reasonable instruments which may be reasonably required for the prosecution of any such proceedings. Provided that Tenant has complied with all of the terms and conditions of this Lease, beyond any applicable cure or grace periods, including without limitation, the payment of all sums due pursuant to this Article, Tenant shall be entitled to the full amount of any refund due on account of taxes or assessments payable upon the Demised Premises if Tenant shall be successful in securing a reduction in such taxes or assessments. To the extent that Landlord incurs any expenses or costs in connection with the Tenant's commencement or any review or contest of any tax or assessment, Tenant shall reimburse Landlord for its reasonable expenses and costs including reasonable attorneys fees, appraisers fees, etc. upon thirty (30) days of demand therefore. Tenant shall provide Landlord with copies of all correspondence, documentation and other writings submitted to any governmental agency having jurisdiction over the Demised Premises pertaining to any contest.

            Tenant shall have the right, at its sole cost and expense, to contest all Legal Requirements or Environmental Laws (as defined in Articles 14 and 45) provided such contest does not subject the Landlord to any costs, penalties, judgments, liens, expenses, fines or other impositions of any kind or nature and provided further that said contest does not subject Landlord to any criminal or civil proceedings of any kind or nature. Tenant shall provide Landlord with copies of all correspondence, documentation and other writings submitted to any governmental agency having jurisdiction over the Demised Premises pertaining to any contest.

            Tenant's compliance with Legal Requirements or Environmental Laws (as hereinafter defined in Article 45) shall be deemed adequate compliance by Tenant provided said compliance is performed to the satisfaction of all governmental agencies having jurisdiction over the Demised Premises.

                                   ARTICLE 15

                                 Lesser Payments

            No payment by the Tenant or receipt by the Landlord of a lesser amount than the Fixed Rent or any other payment demanded by Landlord (including additional rent as set forth in Article 6) shall be deemed other than a payment on account of the earliest Fixed Rent due, nor shall any endorsement or statement on any check or on any letter accompanying any check or payment as

Fixed Rent or additional rent be deemed an accord and satisfaction and the Landlord may accept such check or payment without prejudice to its right to recover the balance of the Fixed Rent or additional rent or to pursue any other remedy provided for in this Lease.

                                   ARTICLE 16

                                    Indemnity

            Tenant, during the Original Term, and any Extended Terms and any period in which Tenant occupies or uses the Demised Premises, shall indemnify and save harmless the Landlord, Landlord's Affiliates, Landlord's agents, servants and employees and Landlord's lessor, if any, from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, arising out of the use and occupancy of the Demised Premises by Tenant, or occasioned by any act or omission of Tenant, its agents, contractors, employees, servants, lessees, concessionaires, invitees, licensees and customers except to the extent solely caused by the active negligence or wilful misconduct of Landlord, Landlord's agents, servants and/or for employees.

                                   ARTICLE 17

                                   Exculpation

            If the Landlord or any successor in interest be a corporation, limited liability company, an individual, a joint venture, a tenancy in common, a co-partnership, an unincorporated association, or other unincorporated aggregate of individuals (all of which are referred to below, individually and collectively, as an "unincorporated Landlord") then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property, if any, of such unincorporated Landlord in the Demised Premises, for the satisfaction of Tenant's remedies for the collection of a judgment (or judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other property or assets of such unincorporated Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies. Notwithstanding anything herein to the contrary, in the event Landlord effectuates a Subdivision (as hereafter defined), the parcel that is the subject of the Subdivision will no longer be deemed part of the Landlord's estate in the Demised Premises for purposes of this Article 17.

                                   ARTICLE 18

                      Air Conditioning, Heat and Utilities

            A. Tenant shall keep and maintain in reasonably good repair, including replacement thereof, if necessary, at its own cost and expense, the air conditioning system, the heating system, electrical system and all other related equipment and pay for electrical service. The heating and air conditioning equipment, including any addition or replacements, are the property of the Landlord. Tenant agrees, at its sole cost and expense, to arrange for, and pay for, the hooking up of, and the connection to, all requisite utilities to the Demised Premises, including meters, and to directly pay for the use of all such utilities. In the event that any utilities are billed directly to Landlord, whether sub-metered or otherwise, then and in that event Tenant shall pay to Landlord immediately upon demand all of such expenses.

            B. Tenant shall furnish and promptly pay for all utility service, including, but not limited to, heat, air conditioning, water, steam, ventilating, sewer rents, gas and electric service required for the exclusive use of the Demised Premises.

            C. Landlord shall not be liable for, and Tenant shall not be entitled to any reduction of the Minimum Annual Rent or of the additional rent on account of Tenant's failure to receive any utility service on account of accident, breakage, when such failure is caused by acts of God, war, repairs, strikes, lockouts or other labor disturbances or disputes, unavailability of materials or labor, or by any other cause whatsoever, or by rationing or restrictions on the use of said services and utilities due to energy shortages, war or any other reason, or the making of repairs, alterations or improvements to the Demised Premises or Building. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish or receive any of the foregoing services or utilities. Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or of suppliers of utilities in reducing energy or other resources consumption, and Tenant shall not be relieved of its obligation to pay the full Minimum Annual Rent or any additional rent by reason thereof.

                                   ARTICLE 19

                             Assignment by Landlord

            Landlord may sell the Demised Premises, Building, or Landlord's interest therein or assign its interest in this Lease, or any part thereof, in the exercise of its sole discretion, and upon the written request of Landlord, Tenant shall acknowledge the consent to any such assignment in writing, provided that Landlord's purchaser or assignee assumes all of Landlord's covenants, liabilities and agreements contained in this Lease. Additionally, upon the written request of Landlord, Tenant shall provide any information or certification (in form and substance reasonably satisfactory to Landlord) of the status of this Lease reasonably requested by Landlord and Tenant shall execute any memoranda, certificate, attornment or other document in recordable form or otherwise as reasonably required by Landlord or to undertake any action reasonably requested by Landlord to evidence the existence of this Lease or to effectuate any such sale or assignment.

                                   ARTICLE 20

                            Assignment and Subletting

            Restrictions. Tenant shall not transfer, assign, sublet, mortgage, license, grant a concession or otherwise hypothecate or encumber this Lease, or Tenant's interest in and to the Demised Premises (collectively, a "Transfer"), without first obtaining the Landlord's written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted or purported Transfer without Landlord's prior written consent shall be void and of no force or effect and shall constitute a default under this Lease.
            Procedure for Transfer. Should Tenant desire to make a Transfer hereunder, Tenant shall, in each instance, give written notice of its intention to do so to Landlord at least thirty (30) days prior to the effective date of any such proposed Transfer, specifying in such notice the details of the proposed Transfer transaction and the proposed date thereof, and specifically identifying the proposed transferee. Such notice shall be accompanied, in the case of a subletting, license, assignment or concession agreement, by a copy of the proposed sublease, license, assignment or concession agreement and any other documents or financial information Landlord may reasonably require in order to make a determination as to the proposed Transfer. Landlord shall, within fifteen
(15) days after its receipt of such notice of a proposed Transfer from Tenant, by mailing written notice to Tenant of its intention to do so, pursuant to
Article 20 of this Lease, either (i) withhold consent to the Transfer, or (ii) consent to such Transfer, but if Landlord shall fail to timely send its determination, then Landlord shall be deemed to have rejected the proposed Transfer.
            Effect of a Transfer. The transferee shall agree to comply with and be bound by and shall assume all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space transferred, assigned or sublet; and Tenant shall deliver to Landlord promptly after execution an executed copy of each such Transfer document and an agreement of compliance by the transferee. No Transfer of this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant from its primary liability under this Lease.
            Required Documents. Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form reasonably satisfactory to Landlord, executed by Tenant and the transferee, under which the Transferee shall agree in writing for the benefit of Landlord to assume, to perform and to abide by all of the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord and the obligation to use the Premises only for the purposes specified in this Lease. Provided, however, in the event of a sublease of a portion of the Demised Premises, subleasee shall be responsible only for the terms, covenants and conditions of this Lease applicable to the subleased premises and the payment of only the amount due or to become due under said sublease. Tenant agrees to reimburse Landlord for Landlord's attorneys, and administrative fees incurred in conjunction with the processing of and documentation for each such requested Transfer, whether or not the Transfer is consummated.

            Assignment of Subleases, etc. In the event of a sublet, license or grant of a concession to all or any portion of the Demised Premises, such sublet, license or grant shall be deemed pledged to Landlord and Tenant hereby assigns to Landlord all its right, title and interest as landlord under any such sublease, license or concession agreement now existing or hereafter entered into, and all rents and other sums payable to Tenant under each such agreement, together with the right to collect and receive the same, provided that, if and so long as no default shall have occurred under this Lease, Tenant shall be permitted to exercise its rights and perform its obligations as landlord under such agreements and to collect and receive such rents and other sums for its own uses and purposes. Upon the occurrence of a default, such permission shall automatically terminate and shall without Landlord's express written consent. Such assignment shall be fully operative without any further action on the part of either party and Landlord shall be entitled, at its option, upon the occurrence of a default hereunder, to all rents, income and other benefits from the Demised Premises whether or not Landlord takes possession of the Demised Premises. All actions or collections by Landlord pursuant to this Article 20 shall be without prejudice to its other rights and remedies on account of any default of Tenant.

            For purposes of this Article 20, notwithstanding anything to the contrary contained herein, occupancy of the Demised Premises by any subsidiary and/or any division of the named Tenant herein or any transfer of stock of Tenant shall not be deemed a sublease or assignment. Landlord's consent shall not be required with respect to any assignment by Tenant to any affiliated corporation or any successor corporation resulting from a merger or asset acquisition.

                                   ARTICLE 21

                                    Recording

            Tenant may not record this Lease or any Memoranda of Lease. Nothing herein shall prohibit Landlord from recording this Lease or a Memoranda thereof. If so requested by Landlord, Tenant shall promptly execute such Memoranda.

                                   ARTICLE 22

                            Termination and Hold Over

            (a) Whenever Tenant shall default in the payment of any installment of Fixed Rent, or any item of additional rent, and such default shall continue for five (5) business days after Landlord shall have given to Tenant a written notice specifying such default; or

            (b) Whenever Tenant shall do, or permit anything to be done, whether by action or inaction, contrary to any covenant or agreement on the part of Tenant herein contained or contrary to any of the covenants, agreements, terms or provisions of this Lease, or shall fail in the keeping of performance of any of the covenants, agreements, terms or provisions contained in this Lease which on the part or behalf of Tenant are to be kept or performed (other than those referred to in the foregoing subsection [a] of this Article), and Tenant shall fail to commence to take steps and remedy (subject to unavoidable delay) the same within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or having so commenced shall thereafter fail to proceed diligently to remedy the same; or

            (c) Whenever an involuntary petition shall be filed against Tenant under any bankruptcy or insolvency law or under the Reorganization provisions of the United States

Bankruptcy Act or under the provisions of any law of like import, or a Receiver or Trustee of Tenant or of or for the property of Tenant shall be appointed without the acquiescence of Tenant, and such situation under this subsection (c) shall continue and shall not be remedied by Tenant within thirty (30) days after the happening of any such event; or

            (d) Whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or whenever any court of competent jurisdiction shall approve a petition filed by Tenant under the Reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the Arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, then, regardless of and notwithstanding that Landlord prior to the giving of such notice, shall have received rent or any payment, however designated, for the use of the Demised Premises from or on behalf of Tenant or from any other person and regardless of and notwithstanding the fact that the Landlord has or may have some other remedy under this Lease or by virtue hereof, or in law or in equity;

            Then with respect to Tenant's defaults under this Article, Landlord or its attorneys, Moritt, Hock, Hamroff & Horowitz, LLP or its successor, may at any time after any of such events, and the giving of such notice as may be required hereunder, give to Tenant a notice of intention to end the Term of this Lease, specifying a day not less than five (5) days thereafter and, upon the giving of such notice, this Lease and the term and estate hereby granted shall expire and terminate upon the day so specified in such notice as fully and completely and with the same force and effect as if the day so specified were the date hereinabove fixed for the expiration of the Original Term or any Extended Term of this Lease and all rights of Tenant under this Lease shall expire and terminate, but Tenant shall remain liable for damages as hereinafter provided in this Lease.

            (e) Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises, in broom clean condition, to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same. The exercise by Landlord of any right granted in this Article 22 shall not relieve Tenant from the obligation to make all payments of Fixed Rent, Additional Rent and Taxes on Real Estate and to fulfill all other covenants required by this Lease, at the time and in the manner provided herein. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

            (f) Upon the termination or expiration of the term of this Lease, should the Tenant holdover and remain in possession of the Demised Premises, the Tenant shall pay as use and occupancy a sum equal to one hundred fifty (150%) percent of the monthly Fixed Rent provided for in Article 4 hereof for the last month of the Original Lease Term or the then-applicable Extended Term, together with a sum equal to all additional rent payable hereunder for each month or part thereof during which the Tenant remains in possession of the Demised Premises beyond the expiration of the term hereof.

                                   ARTICLE 23

                            Assignment in Bankruptcy

            Without limiting any of the provisions of the United States Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), if Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Rent for the Lease Year preceding the year in which the assignment occurs, which deposit shall be held by Landlord for the balance of the Lease Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

                                   ARTICLE 24

                                    Merger

            Subject to the terms of this Lease all negotiations, considerations, representations and understanding between the parties are incorporated in this Lease. Landlord or Landlord's agents have made no representations or promises with respect to the Demised Premises, except as herein expressly set forth.

                                  ARTICLE 25

                        Executed Counterparts of Lease

            This Lease may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease.

                                  ARTICLE 26

                                   No Offer

            The submission of this document to Tenant for examination does not constitute an offer to lease, or a reservation of or option to lease, and becomes effective only upon execution and delivery thereof by Landlord and Tenant.

                                  ARTICLE 27

                                 Severability

            If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease or any part thereof to be drafted. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

                                  ARTICLE 28

                              Remedies on Default

            Upon the occurrence of any event of default by Tenant, beyond applicable grace or cure periods, if any, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies (each and all of which shall be cumulative and nonexclusive) without any notice or demand whatsoever:

            Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefore; and Landlord may recover from Tenant the following:



            (i) Landlord shall be entitled to receive from Tenant, and Tenant covenants and agrees to pay to Landlord, the difference between the total amount of Minimum Annual Rent that remains to be paid for the balance of the Lease Term then in effect immediately prior to the termination of this Lease plus reasonable allowances for items of additional rent less the actual rent, if any, and net of collection, brokerage, concession and renovation costs therefor actually to be collected by Landlord pursuant to any new lease, if any, that Landlord may have obtained at the time of the termination of this Lease and for the entire remaining balance of the Lease Term then in effect. If the foregoing calculation results in a negative number no payment shall be due from Tenant hereunder and in no event shall Tenant be entitled to any sums from Landlord. Landlord shall be under no obligation or liability to attempt to mitigate its damages and to the extent that Landlord shall attempt to relet all or any portion of the Demised Premises Landlord shall not be liable for its inability to effect such a reletting or even if a reletting shall occur for its failure to collect all or any portion of the rents provided for in such reletting.

            (ii) All sums due from Tenant to Landlord as calculated herein shall be paid by the wire transfer of immediately available funds within five (5) business days after the good faith determination by Landlord of the amount due pursuant to (i) above.

            If Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including, but not limited to, (i) the right to recover all Fixed Rent and additional rent as it becomes due, (ii) the right to re-enter the Demised Premises, and (iii) the right to re-let the Demised Premises or any portion thereof from time to time without terminating this Lease. Any such reletting may be an such terms and conditions including, but not limited to, the term thereof and the rent to be paid thereunder, as Landlord may determine in its sole discretion. Any rents received by Landlord during such reletting shall be applied first, to any and all costs incurred by Landlord in connection with such reletting including, but not limited to, brokerage commissions, construction costs and professional fees, second, to all sums due or which become due from Tenant to Landlord hereunder, and any remaining sums shall be held by Landlord to be applied in the future against any rent and all other charges which be come due hereunder. If the rent and other sums received by Landlord as a result of such reletting during any month are less that the amounts Landlord was to receive from Tenant hereunder during that month, Tenant shall immediately pay any such deficiency to Landlord by the wire transfer of immediately available funds. Such deficiency shall be calculated and paid on a monthly basis. During any reletting term, Tenant shall be deemed to have voluntarily surrendered possession of the Premises to Landlord so that Landlord will be permitted to give any new tenant from time to time full and unencumbered use, occupancy and possession of the Premises, all without any rights of possession or interference from Tenant.

            Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for Possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases , licenses, concessions or arrangements.

            Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the default in question or otherwise, be paid in the form of cash, money order, cashier's or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.


            Waiver of Default No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the rent so accepted. Landlord shall be free to accept checks from or on behalf of Tenant without prejudice to Landlord's rights and remedies and no special endorsement or notation on any check shall in any manner be binding on Landlord and Landlord shall be free to accept such checks.

            Mitigation. Landlord shall not be required to relet the Demised Premises nor exercise any other right granted to Landlord hereunder, nor shall Landlord be under any obligation to minimize Tenant's loss as a result of Tenant's default. If Landlord attempts to relet the Demised Premises, Landlord shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable. Landlord shall not be liable for failure to relet the Demised Premises.

                                  ARTICLE 29

                       Subordination and Non Disturbance

            This Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases now existing or hereafter executed affecting the Building or any of the Real Property, or both; and (ii) the lien of any mortgage or deed of trust now existing or hereafter executed in any amount for which any of the Demised Premises, ground leases, underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or any such liens to underlying leases or to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and at the option of such successor, attorn to and become Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) days of request by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or in the lien of any such mortgage or deed of trust. If Tenant fails to timely execute such additional documents, Tenant hereby appoints Landlord as Tenant's attorney-in-fact for the sole purpose of executing such additional documents on behalf of Tenant. If requested by any present or future lender or ground lessor, Tenant agrees to amend this Lease provided such amendment does not materially increase the obligations or materially decrease the rights of Tenant under this Lease.

                                  ARTICLE 30

                                Eminent Domain

            Permanent Taking. A. If the entire Demised Premises (meaning all of separate properties comprising the Demised Premises) is taken under power of eminent domain or sold, transferred or conveyed in lieu thereof, either Landlord or Tenant shall have the right to terminate this Lease as of the earliest of the date of vesting of title or the date possession is taken by the condemning authority; such right shall be exercised by the giving of written notice to the other party on or before said date. In either of such events, Landlord shall receive the entire award which may be made in such taking or condemnation, and Tenant hereby assigns to Landlord any and all rights of Tenant now or hereafter arising in or to the same whether or not attributable to the value of the unexpired portion of this Lease; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant solely for Tenant's moving expenses, or the taking of the unamortized or the undepreciated value of Tenant's personal property, or that portion of the unamortized or undepreciated portion of Tenant's improvements, which were not purchased with any funds from a tenant improvement allowance supplied by Landlord.


            B. In the event of any other taking or a sale, transfer, or conveyance in lieu thereof (each a "Taking"), or if this Lease is not terminated by Landlord or Tenant as provided above, then this Lease shall continue in full force and effect in respect of the remaining portion of the Demised Premises. Landlord agrees to make the net condemnation proceeds, if any (subject to the standard disbursement procedures of the Lender in connection with a construction/building loan of its lender(s)) available to Tenant, and said net condemnation proceeds shall be disbursed to Tenant in reimbursement of the final costs of any reasonable restoration needed due to such Taking but (i) only upon the completion in full of the restoration of the Demised Premises and the receipt of all applicable governmental approvals such as, but not limited to, a final certificate of occupancy, (ii) only upon receipt of an architect's certification satisfactory to Landlord that the restoration has been completed in accordance with the plans and specifications therefor previously approved by Landlord, (iii) only upon the production of such lien waivers and title endorsements as Landlord shall require, (iv) only after such time as Tenant has resumed full operations at the Premises, (v) only if there shall be no default under the Lease and (vi) only to the extent of the actual and reasonable third party expenses of Tenant incurred with such restoration as reasonably established to Landlord; provided that (x) no disbursements shall be made in respect of the restoration of Tenant's personalty, and (y) Tenant shall be responsible for any excess cost of restoration over the amount of net condemnation proceeds, if any, regardless of the amount of such excess cost.

            Tenant to Reconstruct. Tenant shall, at its sole cost and expense (and regardless or whether or not covered by condemnation proceeds in whole or part), forthwith repair and/or replace Demised Premises to as close to its original condition as is possible following a Taking and shall complete same within one hundred twenty (120) days of the damage or such longer period as is reasonable to complete said repairs. In no event shall Landlord be required to repair any injury or damage to or to make any repairs or replacements. In connection with such repairs and replacements Tenant shall submit to Landlord, for Landlord's review and prior written approval, all plans, specifications and working drawings relating thereto. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's improvements, alterations, fixtures, or Tenant's other property, for loss of use of the Demised Premises or any part thereof, or for any damage to or interference with Tenant's business, loss of profits, or for any disturbance to Tenant caused by any Taking or the restoration of the Demised Premises following such Taking. All such restoration shall be performed by Tenant in accordance with all of the requirements of this Lease. In the event that the Taking is not covered in whole or in part by net condemnation proceeds, Tenant shall nonetheless be responsible, at its sole cost and expense, to repair and/or replace the Demised Premises as required by this Article. To the fullest extent permitted by applicable law, Tenant hereby waives any and all rights it might otherwise have pursuant to applicable law which permits a termination of this Lease due to any Taking.

            Temporary Taking. In the event of temporary taking of all or any portion of the Premises for a period of 360 days or less, then this Lease shall not terminate and the Minimum Annual Rent and the additional rent shall not be abated for the period of such taking except solely to the extent, if any, Landlord shall receive any net condemnation proceeds on account of its lost rents. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

            Landlord's Fees. Tenant shall promptly reimburse Landlord (and Landlord shall be entitled to reimburse itself directly out of the net condemnation proceeds) for any costs incurred by Landlord in connection with a Taking or a restoration necessitated thereby.

                                  ARTICLE 31

              Shoring and Rights or Entry by Landlord and Others


            A. Following reasonable notice to Tenant and compliance with Tenant's security regulations, the Tenant agrees to permit and allow the Landlord, as well as the public utilities or other suppliers, furnishing services to the Demised Premises or supplying facilities thereto, artisans and mechanics, their servants, agents and employees, to enter upon the Demised Premises during the Tenant's regular business hours, or in the event of an emergency at any other hours, for the purpose of using a reasonable portion of the same for the erection, maintenance and servicing of meters, conduits, traps, pipes, switch boxes and switches, valves, etc., which may be necessary or required for the proper operation of the Demised Premises or of any building to be erected thereon or as a result of the Subdivision by the Landlord and for the safety and convenience of the Tenant, and the Landlord shall be permitted to make any reasonable change and/or modification of the location, replacement, addition, repair or substitution of such facilities, utilities, etc.

         B. In the event of any shoring and/or excavation, Landlord agrees to use reasonable efforts so as not to substantially interfere with Tenant's day to day business operations.

                                  ARTICLE 32

                                    Notices

            Any notice, communication or demand which under the terms of this Lease or under any statute must or may be given or made by Landlord to Tenant or by Tenant to Landlord shall be in writing, sent prepaid by telex, cable or telecopier, or sent, postage prepaid by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three (3) business days after mailing (one [1] business day in case of express mail or overnight courier service) as follows:

TO LANDLORD:                        Suite 303
                                    60 Cutter Mill Road
                                    Great Neck, NY 11021

                                    Attn:  Jeff Fishman and Mark Lundy, Esq.


WITH A COPY THEREOF TO:             Moritt, Hock, Hamroff
                                    & Horowitz, LLP
                                    400 Garden City Plaza
                                    Suite 202
                                    Garden City, New York 11530
                                    Attn: David H. Cohen, Esq.

TO TENANT:                          L-3 Communications Corporation
                                    600 Third Avenue, 34th Fl.
                                    New York, NY 10016
                                    Attn:  Vice President, General Counsel

WITH A COPY THEREOF TO:             Leonard Levine, Esq.
                                    12 Orchard Hill Road
                                    Katonah, NY  10536

                                          and

                                    L-3 Communications Corporation
                                    435 Moreland Road
                                    Hauppauge, New York  11788
                                    Attn:  Accounts Payable

                                   ARTICLE 33

                      Destruction, Fire and Other Casualty

            Tenant to Reconstruct. Tenant shall promptly notify Landlord if all or any portion of the Demised Premises shall be damaged resulting from fire or any other cause. If, at any time during the Original Term or any Extended Term, any portion of the Demised Premises are damaged by fire or other cause, Tenant shall, at its sole cost and expense (and regardless or whether or not insured in whole or part), forthwith repair and/or replace the same and in any event shall complete same within one hundred twenty (120) days of the damage or such longer period as is reasonable to complete such repairs. In no event shall this Lease terminate and this Lease shall remain in full force and effect without any reduction in the Minimum Annual Rent and additional rent. In no event shall Landlord be required to repair any injury or damage to or to make any repairs or replacements of any alterations or any other improvements installed at the Demised Premises by or for Tenant, and Tenant shall, at Tenant's sole cost and expense, repair and restore all Tenant's improvements and all other alterations and improvements in the same condition existing prior to such event. In connection with such repairs and replacements Tenant shall submit to Landlord, for Landlord's review and prior written approval, all plans, specifications and working drawings relating thereto. Tenant shall not be entitled to any compensation or damages from Landlord for damage to any of Tenant's improvements, alterations, fixtures, or Tenant's other property, for loss of use of the Demised Premises or any part thereof, or for any damage to or interference with Tenant's business, loss of profits, or for any disturbance to Tenant caused by any casualty or the restoration of the Demised Premises following such casualty or other cause. All such restoration shall be performed by Tenant in accordance with all of the requirements of this Lease.

            Waiver of Statutory Provisions. The provisions of this Lease, including this Article 33, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Demised Premises, and any applicable statute or regulation with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Demised Premises.

            Insurance Proceeds. A. All insurance shall be and are the property of Landlord and shall be paid to Landlord (or its lender(s) or ground lessor(s) if so required) and shall not be paid to Tenant. If Tenant shall come into possession of any insurance proceeds same shall be deemed to be held in trust for Landlord and shall immediately be transferred to Landlord. Landlord (and any lender's and ground lessor's) shall make insurance proceeds, if any, and net of any collection or adjustment costs available to Tenant for the restoration with disbursement of such proceeds to be consistent with the lender(s) standard disbursement practices for a construction/building loan. If Landlord (and its lender(s) and ground lessor(s)) shall determine to make the net insurance proceeds available to Tenant, then same shall be disbursed to Tenant in reimbursement of the final costs of such restoration (i) only upon the completion in full of the restoration of the Demised Premises and the receipt of all applicable governmental approvals such as, but not limited to, a final certificate of occupancy, (ii) only upon receipt of an architect's certification satisfactory to Landlord that the restoration has been completed in accordance with the plans and specifications therefor previously approved by Landlord,
(iii) only upon the production of such lien waivers and title endorsements as Landlord shall require, (iv) only after such time as Tenant has resumed full operations at the Premises, (v) only if there shall be no default under the Lease and (vi) only to the extent of the actual and reasonable third party expenses of Tenant incurred with such restoration as reasonably established to Landlord; provided that (x) no disbursements shall be made in respect of the restoration of Tenant's personalty, (y) any excess net insurance proceeds shall be retained by Landlord without rent abatement or credit and (z) Tenant shall be responsible for any excess cost of restoration over the amount of net insurance proceeds, regardless of the amount of such excess cost.

            B. In the event that the destruction or damage is not covered in whole or in part by insurance, tenant shall nonetheless be responsible, at its sole cost and expense, to repair and/or replace the Demised Premises as required by this Article.

            C. In the event that Landlord shall determine not to make the net insurance proceeds available to Tenant, then in such event (i) Tenant shall nonetheless be required, at its sole cost and expense, to forthwith repair the damage so as to remove any hazardous condition, to make same sightly and to comply with all applicable law, mortgages, ground leases and restrictive covenants and to continue to operate the undamaged portions of the Demised Premises.

            Landlord's Fees. Tenant shall promptly reimburse Landlord (and Landlord shall be entitled to reimburse itself directly out of the net insurance proceeds) for any costs incurred by Landlord in connection with a casualty or other damage or a restoration necessitated thereby.



                                  ARTICLE 34

                                 Governing Law

            Irrespective of the place of execution or performance, Landlord and Tenant and their successors and assigns hereby agree that this Lease shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving reference to principles of conflicts of law.

                                  ARTICLE 35

                                 Authorization

            The person executing this Lease on behalf of Tenant represents and warrants to Landlord that he is duly authorized to execute this Lease on behalf of Tenant.

                                  ARTICLE 36

                       Survival of Tenant's Obligations

            Any obligation of Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending prior to or at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE 37

                             Estoppel Certificates

            Upon the reasonable request of either party, at any time or from time to time, Landlord and Tenant agree to execute, acknowledge and deliver to the other, within ten (10) days after request, a written instrument, duly executed and acknowledged, (a) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications, (b) specifying the dates to which the Fixed Rent and Additional Rent have been paid, (c) stating whether or not, to the knowledge of the party executing such instrument, the other party is in default, stating the nature of such default, and (d) whether or not there are then existing any setoffs or defenses against the enforcement of any of the obligations hereunder upon the part of the Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same).

                                  ARTICLE 38

                                Quiet Enjoyment

            Upon Tenant paying the Minimum Annual Rent and all additional rent and performing all of Tenant's covenants, agreements and obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the Lease Term as against all persons or entities lawfully claiming by or through Landlord, subject, however, to the provisions of this Lease and to any present or future mortgages or ground or underlying leases of all or any portion of the Real Property and to any present or future Restrictions and Legal Requirements.

                                  ARTICLE 39

                            Mortgagee Modifications



            If, in connection with obtaining financing for the Demised Premises or Building or any refinancing or substitute, new or additional financing, a lender or the holder of a superior mortgage shall request reasonable modifications of this Lease, Tenant shall promptly consent to such modifications, provided such modifications do not materially (i) increase the obligations of Tenant under this Lease or (ii) affect the leasehold interest of Tenant created by this Lease or (iii) affect the rights and leasehold interest of Tenant.

                                  ARTICLE 40

                                     Signs

            Subject to (i) Tenant's receipt of the approval of all governmental authorities having jurisdiction over the Demised Premises, and (ii) the terms covenants and conditions of any covenants, conditions and restrictions and/or reciprocal easement agreements which encumber the Demised Premises, Tenant may install identification signage on the Demised Premises for Tenant's operations only. Any signs, notices, logos, pictures, names or advertisements which are installed must be designed, installed and utilized in keeping with Tenant's corporate identity, and shall be similar in size, nature, and materials used in Tenant's other business locations.

                                  ARTICLE 41

                              Access to Premises

            Following prior notice and compliance with Tenant's security regulations, Tenant shall permit Landlord to enter upon the Demised Premises, at all reasonable times, during customary business hours of Tenant, but only so long as Landlord shall not unreasonably interfere with the conduct of Tenant's business, or, in the case of a bona fide emergency, at any time.

                                  ARTICLE 42

                             Defaults by Landlord

            Tenant agrees that Landlord shall not be in default hereunder unless Landlord fails to perform the obligations, if any, required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Demised Premises and to any ground lessor, whose name and address shall have theretofore been furnished to Tenant, in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion within one hundred twenty (120) days thereafter. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's sole remedy shall be to effect the cure of such default itself and then bring separate action for reimbursement of its actual third party costs from Landlord with it being expressly understood (i) Tenant shall in no event be entitled to a rent abatement, credit or offset and (ii) Landlord shall in no circumstance whatsoever be liable to Tenant for consequential damages. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord.

                                  ARTICLE 43

                                  Non-Waiver

            All rights and remedies of Landlord and Tenant herein created or otherwise extending at law, equity or by statute, are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.


            The failure of either Landlord or Tenant to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default in any of the covenants, conditions and agreements of this Lease. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any term, covenant or condition in this Lease shall not prevent a similar subsequent act from constituting a default under this Lease.

                                  ARTICLE 44

                            Successors and Assigns

            All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                                  ARTICLE 45

                           Environmental Compliance

         Environment. (a) Subject to the matters and information set forth in the environmental audits (collectively, "Reports") prepared by H2M Associates dated March, 1987 and Matrix Environmental & Geotechnical Services dated May 14, 1989;

            (b) Tenant covenants, represents and warrants (i) that the Demised Premises does not contain and will not contain in violation of "Environmental Laws" and requiring remediation; (A) asbestos in any form; (B) urea formaldehyde foam insulation; (C) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls (PCB's); (D) fuel oil, gasoline, other petroleum products or by-products, (E) lead-based paint or (F) any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous, controlled or toxic substances, or any pollutant or contaminant, or related materials defined in or controlled pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation; collectively "Environmental Laws"; or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of the Demised Premises or surrounding properties or the owners of the Demised Premises or surrounding properties (the substances described in (A), (B), (C), (D), (E) and (F) above are referred to collectively herein as "Hazardous Materials"), (ii) that the Demised Premises and any buildings and other improvements and additions previously, now or hereafter located thereon, are not now being used nor have ever been used and will never be used for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials whether by Tenant, any prior owner of the Demised Premises or any tenant or prior tenant of the Demised Premises in violation of Environmental Laws; (iii) that there has never been any Hazardous Materials Release (as defined below in this Article) on, from or affecting the Demised Premises, which has not been remedied to the satisfaction of the governmental agencies having jurisdiction over the Demised Premises; (iv) that none of the Demised Premises, any previous owner of the Demised Premises, nor Tenant are subject to any past, existing, pending, or threatened notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial, response, cleanup or closure arrangement or any other remedial obligations by or with any governmental authority (collectively "Regulatory Actions") under, or are in violation of, any applicable Environmental Laws, which has not been remedied to the satisfaction of the governmental agencies having jurisdiction over the Demised Premises. Tenant does not know and has no reason to know of any violation of the foregoing representations, warranties and covenants.


            (c) Tenant represents, warrants and covenants that with respect to the Demised Premises and any buildings and other improvements and additions thereon, Tenant (i) shall comply with and ensure compliance by all subtenants, invitees, patrons and other persons with all applicable Environmental Laws, (ii) shall not store, utilize, generate, treat, transport or dispose (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Demised Premises in violation of Environmental Laws, (iii) shall ensure that all permitted subleases of the Demised Premises contain agreements requiring the subtenant's compliance with the requirements of the foregoing clauses (i) and (ii); and (iv) shall cause any subtenant, licensee, concessionaire or other person or entity using and/or occupying any part of the Demised Premises to comply with the representations, warranties and covenants contained in this Article.

            (d) In the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials on the Demised Premises or in the event of any Hazardous Materials Release whatsoever or howsoever occurring in violation of applicable Environmental Laws, Tenant shall as soon as is possible, at the direction of and satisfaction of any federal, state, or local authority or other governmental authority, remove any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply with the laws, rules, regulations or orders of such authority, all at the sole cost and expense of Tenant, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Demised Premises in violation of applicable Environmental Laws. If Tenant shall fail to proceed with such removal or otherwise comply with such Environmental Laws within the cure period permitted under the applicable regulation or order, the same shall constitute a default hereunder without right of further notice or grace period, and Landlord shall have the right, at its sole option but with no obligation, to do whatever is necessary to eliminate such Hazardous Materials from the Demised Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Article, and the cost thereof shall be and become immediately due and payable without notice by Tenant to Landlord. In addition to and without limiting Landlord's rights pursuant to this Lease, Tenant shall give to Landlord and its agents and employees access to the Demised Premises and all buildings and other improvements and additions thereon for such purposes and hereby specifically grants to Landlord a license to remove such Hazardous Materials and otherwise comply with applicable Environmental Laws acting either in its own name or in the name of Tenant pursuant to this Article.

            (e) Tenant shall defend, indemnify and save Landlord and Landlord's Affiliates harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, fees and disbursements of attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to any "Environmental Liabilities" (as defined below) in connection with the Demised Premises or any buildings previously, now or hereafter located thereon. For purposes of this indemnification clause, "Environmental Liabilities" shall include all costs and liabilities with respect to the past, present or future presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials in violation of applicable Environmental Laws (each a "Hazardous Materials Release"), including without limitation, (i) cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Demised Premises relating to the foregoing and (ii) injury to person or property in any manner related to a Hazardous Materials Release on, near or from the Demised Premises or otherwise related to environmental matters on or near the Demised Premises. Hazardous Materials Release shall also include by means of any contamination, leaking, corrosion or rupture of or from underground or above ground storage tanks, pipes or pipelines.

            (f) Tenant shall promptly notify Landlord in writing of the occurrence of any Hazardous Materials Release or any pending or threatened Regulatory Actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from, the Demised Premises, or any buildings or other improvements or additions previously, now or hereafter located thereon and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Demised Premises.

            (g) The liability of Tenant to Landlord pursuant to, by reason of or arising from the representations, warranties, covenants and indemnities provided for this Article is unlimited and shall survive the expiration of the term of this Lease and shall not exclude or limit in any manner the matters or information set forth in the Reports. Nothing herein shall limit Tenant's obligations to remediate or comply with governmental requirements with respect to matters set forth in the Reports.

            (h) Tenant covenants, represents and warrants that to the best of its knowledge and belief, the Demised Premises, and any buildings and other improvements and additions previously, now or hereafter located thereon, do not now and never have, contained any underground or aboveground storage tanks, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks are in operation, not operational, closed, removed or abandoned. Without limiting the generality of the foregoing, Tenant is in full compliance with all registration and other requirements of 42 USC (0) 6991, "Regulation of Underground Storage Tanks" and all federal, state and local laws and regulations implementing the provisions of such act.

            (i) The provisions of this Article 45 are in addition to and not intended to limit (i) any representations, warranties, covenants, agreements and indemnities concerning the environment by Tenant in favor of Landlord in the contract of sale, if any, between the parties relating to Landlord's acquisition of the Demised Premises from Tenant or in any other documents related thereto and (ii) the provisions of applicable law and pursuant to which Landlord and Tenant acknowledge and agree that Tenant shall at all times be deemed to be the "operator" of the Demised Premises and to bear the primary responsibility under applicable law. Tenant acknowledges and agrees that Landlord has never occupied or operated at the Demised Premises and that Landlord acquired the Demised Premises directly from Tenant and therefor it is appropriate for Tenant to undertake all of the environmental responsibilities at the Demised Premises regardless of how or when such responsibilities arise or arose.

                                  ARTICLE 46

                               Security Deposit

      NONE.

                                  ARTICLE 47

                          Miscellaneous Provisions.

            (a) Notwithstanding anything to the contrary contained in this Lease, any wall-to-wall carpeting installed in the Demised Premises shall upon installation become the property of Landlord and shall remain in and be surrendered with the Demised Premises upon the expiration or earlier termination of this Lease.

            (b) This Lease is submitted to Tenant for signature with the understanding that it shall not bind Landlord or Tenant unless and until it is duly executed by both Tenant and Landlord and an executed copy is delivered to Tenant.

            (c) Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Building to the public at any time to the extent necessary to prevent a dedication thereof for public use.


            (d) The paragraph headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

            (e) Satellite Dish. Subject to Landlord's consent and aesthetic approval which will not be unreasonably withheld, and subject further to all Legal Requirements and Restrictions, Tenant shall have the right to install satellite dishes on the roof of the Building (or elsewhere on the Demised Premises. Any installation of the satellite dish shall be performed in such a manner so as to minimize the ability to view the satellite dish above the upper level of the roof of the Building. Prior to such installation, Tenant shall submit to Landlord and all appropriate governmental authorities having jurisdiction thereof, all plans and specifications relating to such installation. Tenant shall be responsible to obtain all necessary government approvals that are required in order to install the satellite dish, it shall prepare all plans and specifications, and it shall acquire, install, operate and keep the satellite dish in good repair, all at its sole cost and expense. Landlord shall be entitled to withhold its consent to the installation of any satellite dish during the Lease Term if such installation would violate or affect the structural integrity or warranty of the roof of the Building, or cause any leaks to be created from the roof, and Landlord shall be entitled to require Tenant to remove the satellite dish if, subsequent to any approved installation, the satellite dish creates leaks from the roof of the Building or adversely affects the integrity of the roof. Upon the expiration or earlier termination of the Lease Term, and if Landlord so requests, Tenant shall remove the satellite dish from the roof of the Building, and shall promptly, at its sole cost and expense, repair any damage caused by the prior operation of the satellite dish or its installation or removal. If Landlord does not request Tenant to remove the satellite dish and Tenant elects not to remove same, the satellite dish and all of its components shall thereupon become the property of Landlord for no consideration. Tenant's obligations under this Article 47 shall survive the expiration or earlier termination of this Lease. In the event that any governmental authority having jurisdiction over the installation and/or use and/or operation of Tenant's satellite dish either (i) refuses to permit the installation of the satellite dish for any reason whatsoever or for no apparent reason, (ii) requires the removal of the satellite dish after the occurrence of the Lease Commencement Date, or (iii) changes the rules or regulations effecting the use and/or operation of the satellite dish in any manner whatsoever after the Lease commencement Date, then in any of such events, Tenant shall not have any claim of any kind against Landlord, and the provisions of this Lease shall remain in full force and effect.

            (f) Captions The titles or captions in this Lease are for reference purposes only and have no effect upon the construction or interpretation of any part hereof. The use herein of the singular includes the plural and vice versa, and the use herein of the neuter gender includes the masculine and the feminine and vice versa, whenever and wherever the context so requires.

            (g) Attorney's Fees. If Landlord commences litigation against Tenant for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder or otherwise retains counsel in connection with the enforcement or interpretation of this Lease, Tenant shall be liable for and shall immediately reimburse Landlord for all such costs and attorneys' fees as may have been incurred. Further, if for any reason Landlord consults legal counsel or otherwise incurs any costs or expenses as a result of its rightful attempt to enforce the provisions of this Lease, even though no litigation is commenced, or if commenced is not pursued to final judgment, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord's reasonable costs and expenses incurred in connection with any such acts, including reasonable attorneys' fees

                                  ARTICLE 48

            Additional Negative Obligations and Covenants of Tenant

      Tenant covenants and agrees that at all times during the Term, it shall not at any time, without first obtaining Landlord's prior written consent:


            (a) use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substances therein, whether through the utilization of so-called "disposal" or similar units, or otherwise.

            (b) perform any act or carry on any practice which may damage, mar or deface the Demised Premises or any other part of the Building.

                                  ARTICLE 49

        Tenant's Waiver of Declaratory Judgment and Injunctive Relief

      Tenant expressly agrees not to seek injunctive relief in the Supreme Court of the State of New York, which injunctive relief would seek to stay, extend or otherwise toll any notice to cure sent by Landlord to Tenant in accordance with the terms and provisions of this Lease. It is further agreed that in the event injunctive relief is sought by Tenant, or if a "Yellowstone" injunction (First National Stores, Inc. v. Yellowstone Shopping Centers, Inc., 21 N.Y.2d 630) is sought by Tenant, such relief shall be denied by the court from which such relief shall be sought, and Landlord shall be entitled to recover the costs of opposing such an application or action, including Landlord's attorneys' fees reasonably and actually incurred in connection therewith. If Landlord shall serve Tenant with a Notice of Default pursuant hereto, and (i) if Tenant shall dispute either the existence of such default, or whether or not the terms and provisions of this Lease obligate Tenant to so cure such alleged default, and
(ii) following the expiration of any period of time provided in this Lease to cure such alleged Event of Default and the subsequent delivery by Landlord to Tenant of a notice terminating this Lease, the appropriate court shall determine that Landlord is entitled to a final and unappealable judgment of possession as a result of such failure of Tenant to so timely cure such alleged default, then Tenant shall have ten (10) days from the date of entry of such judgment in which to cure the default; provided, however, that if Tenant shall contend that such default can not be cured within such ten (10) day period, then such cure period will be extended to the reasonable period required to cure such default, as determined by the appropriate court, provided Tenant shall commence the curing of such default within ten (10) days (or such longer time as shall be set by the court) of the beginning of the period of time so established by the appropriate court, and Tenant shall thereafter diligently prosecute the curing of such default. In the event that the appropriate court shall refuse or for any reason whatsoever fail to determine such reasonable period required to so cure such default, Landlord and Tenant shall promptly meet to set such period of time, provided, however, that if Landlord and Tenant shall not agree on such period of time, then such matter shall, at the request of either Landlord or Tenant, be determined by arbitration in accordance with the American Arbitration Association rules for commercial arbitration, it being understood and agreed that such arbitration shall be for the sole purpose of determining a reasonable period of time to perform those acts required for such cure, and that neither party shall submit any evidence to the arbitrator with respect to the appropriate court determination of the existence of such Event of Default. Landlord agrees to stay the warrant of eviction during the cure period determined as set forth above. In the event of the completion of such cure by Tenant in a timely fashion, Landlord waives any right it may have to execute on such warrant of eviction, and Tenant may, at its option, either (i) apply to the appropriate court for permanent stay of the execution of the warrant of eviction based upon the curing of such default, (ii) apply to the appropriate court for the revival of this Lease and the estate granted to Tenant hereby, or (iii) require Landlord to enter into a new lease with Tenant dated as of the date of this Lease for the remaining term of this Lease and otherwise on all of the same terms and conditions of this Lease. Notwithstanding anything to the contrary set forth in this Article 49, neither this Lease nor Tenant's leasehold estate in the demised premises shall terminate unless all of the following events have occurred:

            (1) Following a proceeding in which Landlord has demonstrated to the appropriate court the existence of a material default on the part of Tenant which was not timely cured, the appropriate court shall determine that Landlord is entitled to a final judgment of possession due to such failure of Tenant to timely cure such default;

            (2)   Tenant has exhausted its appeals therefrom; and



            (3) Tenant has thereafter failed to timely cure the default pursuant to the provisions of this article.

                                  ARTICLE 50

             Landlord's Right to Cure Default; Payments by Tenant

            Landlord's Cure. All covenants and agreements to be kept or performed under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Minimum Annual Rent or additional rent. If Tenant shall default in the performance of its obligations under this Lease and if such default is not cured within the applicable grace period provided in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights or remedies based upon such or any other default of Tenant and without releasing Tenant from any obligations hereunder.

            Tenant's Reimbursement. Tenant shall pay to Landlord, within thirty
(30) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Article or elsewhere in this Lease; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Minimum Annual Rent or additional rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law , including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Lease Term.

                                  ARTICLE 51

                            Bankruptcy Protections

            A. Tenant warrants and represents that this transaction is a bona fide third party transaction and is being made for fair value. Tenant warrants and represents that this transaction is a bona fide sale-leaseback transaction and does not constitute a joint venture, partnership or mortgage/lending relationship.

            B. As a material inducement for Landlord to enter into this Lease (and the sale/leaseback of which it is a part and without which Landlord would not have entered into this transaction with Tenant) Tenant hereby (i) to the fullest extent permitted by applicable law, waives any right to reject all or any part of this Lease or Tenant's obligations hereunder, (ii) to the fullest extent permitted by applicable law and in the event (i) above is not enforceable, waives any provision or ability to extend the minimum period within which Tenant shall have to assume or reject this Lease, and (iii) agrees that in the event of an assignment by Tenant out of or pursuant to the bankruptcy or similar proceeding of Tenant, the proposed assignee shall not be deemed creditworthy and Landlord shall be entitled to reject the proposed assignee unless (x) such proposed assignee has a net worth (certified by independent auditors and determined in accordance with Generally Accepted Accounting Principles) equal to or exceeding $250 Mil. or (y) such proposed assignee shall post a security deposit (or irrevocable letter of credit acceptable to Landlord) with Landlord equal to two year's worth of Minimum Annual Rent then in effect.

                                  ARTICLE 52

        Surrender of Premises; Ownership and Removal of Trade Fixtures


            Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Demised Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Demised Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

            Removal of Tenant Property by Tenant. Upon the early termination of this Lease due to Tenant's default hereunder, Tenant shall, subject to the provisions of this Article 52, quit and surrender possession of the Premises to Landlord in as good order and condition as at the date of the making of this Lease, reasonable wear and tear excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, trade fixtures, and other articles of personal property owned by Tenant or installed or placed by Tenant in the Demised Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Demised Premises and Building resulting from such removal.

            Removal of Tenant's Property by Landlord. Whenever Landlord shall re-enter the Demised Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord, at Tenants cost, in accordance with applicable law or in accordance with any judicial decisions which may supplement or supplant those provisions from time to time.

            Landlord's Property. All fixtures, alterations, additions, repairs, improvements and/or appurtenances attached to or built into, on, or about the Demised Premises prior to or during the term hereof, whether by Landlord at its expense or at the expense of Tenant, or by Tenant at its expense, or by previous occupants of the Demised Premises, shall be and remain part of the Demised Premises and shall not be removed by Tenant at the end of the Lease Term, unless otherwise expressly provided for in this Lease or unless such removal is required by Landlord pursuant to the provisions of this Lease. If Tenant shall fail to complete such removal and repair such damage, Landlord may do so and may charge the cost thereof to Tenant. Such fixtures, alterations, additions, repairs, improvements and/or appurtenances shall include, without limitation, floor coverings, drapes, paneling, molding, doors, kitchen and dishwashing fixtures and equipment, plumbing systems, electrical systems, lighting systems, silencing equipment, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

            Landlord's Actions on Demised Premises. Tenant hereby waives all claims against Landlord with respect to Landlord's removal as herein provided and same shall not constitute forcible entry.

                                  ARTICLE 53

                             Waiver of Jury Trial

            To the fullest extent permitted by law, Tenant hereby waives any right to a trial by jury in any litigation where Tenant and Landlord are parties.

                                  ARTICLE 54

                                  Subdivision

            Notwithstanding anything to the contrary contained herein, Landlord shall have the absolute right, in its sole and absolute discretion, at any time during the Original Term or any Extended Term of this Lease, to subdivide the approximate five (5) acres as more particularly set forth on Exhibit "B" hereto from the Demised Premises (the "Subdivision"). Such Subdivision shall be at the sole cost and expense of Landlord. Following the Subdivision there shall be no reduction in the Minimum Annual Rent payable by Tenant to Landlord during the Original Term or any Extended Term. Nothing contained herein shall obligate the Landlord to commence or complete the Subdivision but in the event Landlord completes the Subdivision, Landlord may sell, lease, convey, develop, encumber or any other such transaction or conveyance without any limitation under this Lease or obligation to Tenant. In the event the Subdivision affects all or any portion of the Tenant's parking lot that currently comprises a portion of the Demised Premises, Landlord shall, at its expense, restore any curb cuts, driveways or the parking lot so effected. Tenant acknowledges that Landlord may in its sole and absolute discretion in connection with the Subdivision, create any and all easements, declarations, covenants and restrictions (collectively "Easements") as Landlord deems appropriate. Landlord agrees that said Easements shall not materially adversely affect Tenant's use and enjoyment of the Demised Premises.

                                               LANDLORD:
WITNESS:

                                               OLP Hauppauge LLC

                                               BY: /s/
_____________________                              ________________________
                                               Name:
                                               Title:

                                               TENANT:

                                               L-3 Communications Corporation

                                               BY: /s/ Frank C. Lanza,
_____________________                              ________________________
                                               Name:  Frank C. Lanza,
                                               Title:  Chairman, CEO